UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2022

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRTX	New York Stock Exchange
6.25% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share	TRTX PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2022, TPG RE Finance Trust, Inc. (the “Company”) announced that the Company’s board of directors (the “Board”) has appointed Doug Bouquard to serve as the Company’s Chief Executive Officer and elected him as a director, in each case effective as of April 25, 2022. The Company also announced that the Board has appointed Brandon Fox to serve as the Company’s Chief Accounting Officer, effective as of January 28, 2022.

Mr. Bouquard, 40, was a Managing Director and responsible for U.S. Commercial Real Estate Debt within the Global Markets Division of Goldman Sachs. His responsibilities included oversight for commercial real estate debt origination and other real estate securities issuances. Prior to his current role, Mr. Bouquard was responsible for various mortgage lending and trading businesses at Goldman Sachs, which he joined in 2004. Mr. Bouquard earned a B.A. degree from Colgate University.

The selection of Mr. Bouquard to serve as the Company’s Chief Executive Officer was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Bouquard and any director or executive officer of the Company, and there are no transactions between Mr. Bouquard and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Fox, age 42, has been a principal with TPG, Inc., a Delaware corporation (previously, TPG Global, LLC, a Delaware limited liability company (“TPG”)), since June 2021. From December 2019 to June 2021, Mr. Fox was the head of corporate accounting for Oaktree Capital Management, L.P. (NYSE: OAK-PA; OAK-PB), where he was responsible for management company accounting, assets under management, accounting policy and financial reporting requirements of the firm. From July 2018 to December 2019, Mr. Fox was a Senior Director in TPG’s Business Unit Finance department, focusing on accounting and finance operations for TPG Real Estate. From May 2017 to July 2018, Mr. Fox was a Director in TPG’s Financial Reporting & Accounting Policy department. From December 2007 to May 2017, Mr. Fox served in various accounting, financial planning and analysis, and capital markets related roles at Healthpeak Properties, Inc. (NYSE: PEAK) (formerly HCP, Inc.). Mr. Fox received an MBA with concentrations in corporate finance and strategy from the University of Chicago Booth School of Business and BS degrees in accountancy and information systems from California State University Long Beach. He is a Certified Public Accountant (inactive) licensed in California.

The selection of Mr. Fox to serve as the Company’s Chief Accounting Officer was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Fox and any director or executive officer of the Company, and there are no transactions between Mr. Fox and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 28, 2022, the Company issued a press release (the “press release”) announcing the appointment of Mr. Bouquard to serve as the Company’s Chief Executive Officer and his election as a director and the appointment of Mr. Fox to serve as the Company’s Chief Accounting Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE Finance Trust, Inc.

By:	/s/ Robert Foley
Name:	Robert Foley
Title:	Chief Financial Officer

Date: January 28, 2022